Exhibit 99.1

Command Center Appoints Jeff Wilson as Chief Financial Officer

COEUR D’ALENE, Idaho – September 3, 2014 – Command Center, Inc. (OTCQB: CCNI), a national provider of on-demand and temporary staffing solutions, has appointed company director, Jeff Wilson, as chief financial officer.

Wilson brings more than 20 years of senior financial management experience with international public and private companies to Command Center. He previously served as CFO of Acumatica, a privately held cloud-based ERP provider, and Microvison, a U.S. technology company listed on Nasdaq. Prior to Microvision, he held senior finance and accounting positions with Siemens Medical Systems, and earlier in his career Wilson served as a manager at PricewaterhouseCoopers. He is a CPA and holds a Bachelor of Science in Accounting from Oklahoma State University.

“As a member of Command Center’s board of directors and chair of our audit committee since 2010, Jeff combines strong financial expertise and experience with a well-established understanding of our operational requirements and strategies,” said Bubba Sandford, Command Center’s president and CEO. “He will be a tremendous asset to our management team as we continue to strengthen and expand our national presence.”

Wilson commented: “Command Center has worked successfully through a number of challenges and transitions over the past few years, and is now in a strong operational and financial position to address the opportunities ahead. I am excited to be a part of a team that is focused on balancing growth with profitability, and building long-term shareholder value.”

With the appointment of Wilson, Ralph Peterson, who has served as principal accounting officer on an interim basis since August of 2013, has retired from the company. Peterson, who has pursued an extraordinary career spanning 45 years, has been associated with Command Center in various capacities since 2006, including serving as CFO and director.

“We truly appreciate the valuable contributions Ralph has made to Command Center over the years,” noted Sandford, “and especially in overseeing our accounting and finance functions as we sought a permanent CFO. Every time the company has needed his assistance, Ralph has stepped up to lend his knowledge and expertise, and we will always appreciate his dedication and strong spirit. Ralph has served this company with integrity and enthusiasm, so we are pleased he will remain part of Command Center as our first Director Emeritus.”

About Command Center

Command Center provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services. Through 54 field offices, the company provides employment annually for nearly 33,000 field team members working for 3,600 clients.
For more information about Command Center, go to www.commandonline.com.

Important Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10-K filed with the Securities and Exchange Commission on March 20, 2014 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contact

Chris Tyson
Liolios Group, Inc. Investor Relations
Tel 949-574-3860
CCNI@liolios.com